Exhibit 10.5

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

Palovarotene Program Consultancy AGREEMENT

between

Clementia Pharmaceuticals Inc., 4150 Ste-Catherine St West, suite 550,
Montreal Quebec H3Z 2Y5 Canada

and

Luca Sangiorgi, MD PhD

Vicolo Malgrado 9, 40125 Bologna Italy

PREAMBLE

This Consultancy Agreement (“Agreement”) is made by and between Clementia Pharmaceuticals Inc., (hereinafter “CLEMENTIA”), having a principal place of business at 4150 Ste-Catherine Street West, Suite 550, Montreal, Qc, H3Z 2Y5, Canada and Luca Sangiorgi, MD, PhD (hereinafter “Dr. Sangiorgi”), with principle address of Vicolo Malgrado 9, 40125 Bologna Italy. This Agreement is effective as of the date indicated in Article 8 below and is entered into for the purpose of setting forth the exclusive terms and conditions by which CLEMENTIA will acquire the services of DR. SANGIORGI for a defined scope and time.

1.	Contract field

1.1	DR. SANGIORGI is prepared to work for CLEMENTIA as a clinical consultant support of the palovarotene development program as described in the Appendix hereto (hereinafter referred to as “CONTRACT FIELD”) according terms and conditions as set forth in this Agreement.

1.2	DR. SANGIORGI agrees that during the term of this Agreement, and any extension thereof, he will not become a consultant or provide any services in the CONTRACT FIELD that might conflict with the obligations hereunder for any individual or organization without the prior written consent of CLEMENTIA.

2.	Best efforts

2.1	CLEMENTIA hereby retains DR. SANGIORGI and DR. SANGIORGI hereby agrees to perform the services set forth in Appendix A (the “Services”), as requested by CLEMENTIA from time to time and agreed to by DR. SANGIORGI. The parties may more completely describe the Services in a separate service statement, proposal or other document mutually agreed to by the parties. DR. SANGIORGI agrees to provide his reasonable best efforts to provide the Services under this Agreement.

2.2	In connection with his duties under this Agreement, DR. SANGIORGI is ready to undertake travel that is reasonably necessary in order to render to CLEMENTIA his services in the CONTRACT FIELD, including but not necessarily limited to travel to meetings.

3.	Intellectual property

3.1	All data and results (including but not limited to copyrights) which arise or are elaborated by DR. SANGIORGI for CLEMENTIA in the course of rendering services in the CONTRACT FIELD will become the exclusive and unburdened property of CLEMENTIA; any exploitation of these rights by CLEMENTIA or CLEMENTIA’s designee does not entitle DR. SANGIORGI to any payment or indemnity other than the compensation described in Article 5 below. Accordingly, DR. SANGIORGI hereby assigns, and agrees to assign from the time of creation, any right, title and interest he may have in any such data and results and waives any and all moral rights he may at any time have therein.

3.2	Should any inventions and/or improvements result from the performance of this Agreement, CLEMENTIA shall be entitled, without any payment or indemnity whatsoever to DR. SANGIORGI other than the compensation described in Article 5 below, to file in its own name relevant patent applications, and the said inventions and improvements will become and remain the unburdened property of CLEMENTIA. CLEMENTIA has the free right to use such inventions and/or improvements for research or commercial activities. DR. SANGIORGI agrees to render to CLEMENTIA all requested assistance in this regard, including but not limited to the execution of the signatures, papers and documents necessary for obtaining such patents.

4.	Confidentiality/Publication

4.1	Except as otherwise required by law or court order, during the validity of this Agreement and for a period of five (5) years thereafter, DR. SANGIORGI shall keep in strict confidence all scientific, business and other information received from CLEMENTIA or obtained or elaborated in connection with DR. SANGIORGI’s consultant services under this Agreement (“Confidential Information”). DR. SANGIORGI will take all reasonable steps to maintain the confidentiality of the Confidential Information, will not, without the prior written consent of CLEMENTIA, disclose the Confidential Information to any third party nor use the Confidential Information for any purpose other than rendering the services hereunder in accordance with the provisions hereof to the benefit of CLEMENTIA, provided that DR. SANGIORGI will not have any obligation to CLEMENTIA with respect to information which:

a)	is general public knowledge or becomes general public knowledge through no fault of DR. SANGIORGI;

b)	was in DR. SANGIORGI’s possession on a non-confidential basis prior to its receipt thereof;

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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c)	is received by DR. SANGIORGI from any third party for use or disclosure without any obligation to CLEMENTIA; or

d)	can be shown to have been independently developed by DR. SANGIORGI without the use of any of the Confidential Information.

4.2	DR. SANGIORGI will not disclose the Confidential Information to any collaborators unless the latter have a need to know the Confidential Information for the purpose and agree to be bound by obligations regarding the Confidential Information as least as stringent as those imposed on DR. SANGIORGI hereunder.

4.3	DR. SANGIORGI will, upon CLEMENTIA’s request, promptly return or destroy all Confidential Information and documents made available to or elaborated by DR. SANGIORGI.

4.4	The provisions of this Article 4 shall survive termination of this Agreement.

5.	Compensation, Expenses, and Payment Terms

5.1	CLEMENTIA undertakes to compensate DR. SANGIORGI for providing the services under this Agreement a fee of [******] per hour. It is anticipated that DR. SANGIROGI will provide a maximum of 80 hours of consulting time per year to this project. Time above 80 hours per year will require prior approval. DR. SANGIORGI shall submit to CLEMENTIA a compensation Invoice at the end of each month that will include a summary description of the work performed for the month invoiced (a “Compensation Invoice”). Each Compensation Invoice shall be accompanied by whatever supporting documentation is reasonably necessary to aid CLEMENTIA in its review of such Compensation Invoice.

5.2	CLEMENTIA shall pay each of DR. SANGIORGI’s correct Compensation Invoices within thirty (30) days of receipt of such Invoice.

5.3	It is anticipated that DR. SANGIORGI will incur normal expenses during the ·period of this Agreement that are reasonably necessary to allow DR. SANGIORGI to render the services in the CONTRACT FIELD including, but not limited to, travel (economy flight for domestic travel ≤ 6 hours, business or equivalent class for domestic travel greater than 6 hours and all international travel, taxi to and from the airport/railway station, accommodation), dining, and other reasonable out-of-pocket expenses, which expenses shall be preapproved by CLEMENTIA. DR. SANGIORGI shall submit to CLEMENTIA an Invoice at the end of each month that will include a summary description of the expenses DR. SANGIORGI incurred for the month invoiced in connection with the provision of services hereunder (each, an “Expense Invoice”). Each Expense Invoice shall be accompanied by whatever supporting documentation is reasonably necessary to aid CLEMENTIA in its review of such Expense Invoice.

5.4	CLEMENTIA shall pay each of DR. SANGIORGI’s correct Expense Invoices within thirty (30) days of receipt of such Invoice.

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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5.5	All invoices and correspondence should be addressed to:

Clementia Pharmaceuticals Inc.
Accounts Payable
4150 Ste-Catherine Street West
Suite 550
Montreal, Qc, H3Z 2Y5, Canada

and quoting the purchase order number and line item.

5.6	Upon receipt of proper documentation (Compensation Invoice and signed expense form including receipts), Clementia will pay the invoice within thirty (30) days via check. All payments and correspondence to DR. SANGIORGI should be addressed to:

Dr. Luca Sangiorgi
Vicolo Malgrado 9, 40125 Bologna Italy

5.7	Any obligation of CLEMENTIA to make a payment to DR. SANGIORGI which arises prior to any termination or expiration date of this Agreement shall survive termination of this Agreement.

6.	Competence

6.1	DR. SANGIORGI herewith declares that its activities under this Agreement and the Agreement itself are not and will not at any time during the term of this Agreement be in violation with any rules, laws or the terms of any other agreement previously entered into between DR. SANGIORGI and any third party.

7.	General Terms

7.1	DR. SANGIORGI’s status with CLEMENTIA shall be at all times during the term of this Agreement that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Further, DR. SANGIORGI is not an agent of CLEMENTIA and is not authorized to make any representation, warranty, contract, and/or commitment on behalf of CLEMENTIA. No party shall have the authority to bind or obligate the other party to this Agreement in any matter without the other party’s written approval.

7.2	DR. SANGIORGI agrees that it, nor an employee of DR. SANGIORGI will receive any compensation or assistance from any government, firm, person, or entity other than CLEMENTIA for the services DR. SANGIORGI renders in the CONTRACT FIELD.

7.3	This Agreement embodies the entire understanding among the parties hereto. This Agreement may not be waived, assigned, amended, changed, modified, or altered unless mutually agreed upon in writing by both parties.

7.4	In the event any provision of this Agreement is found to be legally unenforceable, such unenforceability shall not prevent enforcement of any other provision of the Agreement.

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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7.5	Any notices required or permitted hereunder shall be provided as follows:

a)	To CLEMENTIA:
Clementia Pharmaceuticals, Inc.
Attn: Donna Roy Grogan, MD, CMO
4150 Ste-Catherine St West, Suite 550,
Montreal, Quebec H3Z 2Y5 Canada
Fax: 514-940-3620
Email: dgrogan@clementiapharma.com

b)	Dr. Luca Sangiorgi Vic9lo Malgrado 9, 40125 Bologna Italy Email: luca.sangiorgi@ior.it

c)	Such notice shall be deemed to have been given when delivered or, if earlier (i) three (3) business days after mailing by United States certified or registered mail, return receipt requested, postage prepaid, or (ii) one day after it has been faxed or emailed with confirmation of delivery, in either case, addressed as required in this section.

7.6	CLEMENTIA shall indemnify DR. SANGIORGI from any third party claim resulting from the provision by DR. SANGIORGI of all services rendered in the CONTRACT FIELD for the term of this Agreement and any extension thereof, unless such claim results from the negligence or wilful misconduct of DR. SANGIORGI.

8.	Term and Termination

8.1	The present Agreement shall come into force as from September 18, 2015 and shall remain in force until September 18, 2018. Thereafter it can be extended by mutual written agreement.

8.2	Either CLEMENTIA or DR. SANGIORGI may terminate this Agreement in the event of a material breach of the Agreement by the other party that is not cured within thirty (30) days of written notice to the other party of such breach. In addition, either party may terminate this Agreement for convenience with fifteen (15) days’ prior written notice to the other party. If this Agreement is terminated for convenience with notice by CLEMENTIA, DR. SANGIORGI shall complete its present work and CLEMENTIA shall compensate DR. SANGIORGI for such work.

9.	Applicable Law and Jurisdiction

This Agreement shall be interpreted and construed in accordance with the laws of Massachusetts. In case of controversies that cannot be settled amicably, the matter shall be brought before the competent courts of Massachusetts, which shall have the exclusive jurisdiction.

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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10.	Benefit of the Agreement

This Agreement shall ensure to the benefit of and be binding upon the parties’ respective heirs, executors, administrators, other legal representatives, successors and assigns.

**REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

**SIGNATURES APPEAR ON FOLLOWING PAGE**

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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Montreal, 18 September 2015	Clementia Pharmaceuticals Inc.

/Clarissa Desjardins/
Clarissa Desjardins, PhD, CEO

Bologna, Italy 18 September 2015

/Luca Sangiorgi/
Luca Sangiorgi, MD, PhD

APPENDIX A

Contract Field.

DR. SANGIORGI will provide clinical consulting services in support of CLEMENTIA’s palovarotene development program, and the potential role of palovarotene as a treatment for hereditary multiple exostoses.

Confidential Information omitted and filed separately with the Securities and Exchange Commission.

Five asterisks denote omissions.

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